Exhibit 99.1

COMPANY CONTACTS

Shiv Kapoor

Vice President, Strategic Planning & Investor Relations

702-835-6300

InvestorRelations@sppirx.com

Spectrum Pharmaceuticals Reports Strong Product Sales for the Third Quarter 2014; Sales of $47.9 Million up 15.6% Over Last Year

•	Total product sales for the three months ended September 30, 2014 increased 15.6% to $47.9 million from $41.4 million in the same period last year.

•	Non-GAAP diluted EPS was $0.08, and GAAP EPS was ($0.18).

•	Spectrum’s fifth oncology drug, Beleodaq® (belinostat) for Injection was approved by the FDA and launched this quarter using our existing sales forces.

•	Spectrum is advancing its global Phase 3 development program for its novel GCSF, SPI-2012; Spectrum met with the EMA in October and is scheduled to meet with the FDA in December.

•	NDA submission for our sixth anti-cancer drug Captisol-enabledTM (propylene glycol-free) melphalan expected by the end of the year.

HENDERSON, Nevada – November 6, 2014 – Spectrum Pharmaceuticals, Inc. (NasdaqGS: SPPI), a biotechnology company with fully integrated commercial and drug development operations with a primary focus in hematology and oncology, announced today financial results for the three-month period ended September 30, 2014.

“We believe Spectrum is at the threshold of a multi-year growth story,” said Rajesh C. Shrotriya, MD, Chairman and Chief Executive Officer of Spectrum Pharmaceuticals. “This quarter exemplifies the execution of Spectrum’s business model. We demonstrated strong growth in product demand and sales, and such revenue will further fund the development of our pipeline of novel oncology drugs that have even greater promise. This quarter we received expedited FDA approval for Beleodaq, and the upcoming filing of CE Melphalan is now on the horizon. In addition, we are especially focused on continuing to aggressively advance our novel long-acting GCSF, SPI 2012, that we believe has blockbuster potential.”

Three-Month Period Ended September 30, 2014 (All numbers are approximate)

GAAP Results

Total revenues were $48.0 million and product sales were $47.9 million in the third quarter of 2014. Total revenue increased 13.1% from $42.4 million in the third quarter of 2013, while product sales increased 15.6% from $41.4 million in the third quarter of 2013.

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI

Product sales in the third quarter included: FUSILEV® (levoleucovorin) net sales of $26.9 million, FOLOTYN® (pralatrexate injection) net sales of $12.7 million, ZEVALIN® (ibritumomab tiuxetan) net sales of $4.6 million, MARQIBO® (vinCRIStine sulfate LIPOSOME injection) net sales of $1.8 million and BELEODAQ® (belinostat) for Injection nets sales of $2.0 million.

Spectrum recorded net loss of $11.5 million, or ($0.18) per basic and diluted share in the three-month period ended September 30, 2014, compared to net loss of $7.8 million, or ($0.13) per basic and diluted share in the comparable period in 2013. Total research and development expenses were $14.4 million in the quarter, as compared to $13.6 million in the same period in 2013. Selling, general and administrative expenses were $24.1 million in the quarter, compared to $29.0 million in the same period in 2013.

Non-GAAP Results

Spectrum recorded non-GAAP net income of $5.3 million, or $0.08 per basic and diluted share in the three-month period ended September 30, 2014, compared to non-GAAP net income of $1.7 million, or $0.03 per basic and diluted share in the comparable period in 2013. Non-GAAP research and development expenses were $14.0 million, as compared to $11.8 million in the same period of 2013. Non-GAAP selling, general and administrative expenses were $21.3 million, as compared to $20.5 million in the same period in 2013.

Conference Call

Thursday, November 6, 2014 @ 4:30 p.m. Eastern/1:30 p.m. Pacific

Domestic:	(877) 837-3910, Conference ID# 17917229

International:	(973) 796-5077, Conference ID# 17917229

This conference call will also be webcast. Listeners may access the webcast, which will be available on the investor relations page of Spectrum Pharmaceutical’s website: www.sppirx.com on November 6, 2014 at 4:30 p.m. Eastern/1:30 p.m. Pacific.

On the conference call, management will review the financial results, provide an update on the Company’s business and discuss expectations for the future.

About Spectrum Pharmaceuticals, Inc.

Spectrum Pharmaceuticals is a leading biotechnology company focused on acquiring, developing, and commercializing drug products, with a primary focus in oncology and hematology. Spectrum and its affiliates market five oncology drugs: FUSILEV® (levoleucovorin) for Injection; FOLOTYN® (pralatrexate injection); ZEVALIN® (ibritumomab tiuxetan) Injection for intravenous use; MARQIBO® (vinCRIStine sulfate LIPOSOME injection) for intravenous infusion; and BELEODAQ® (belinostat) for

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI

Injection. Spectrum’s strong track record in in-licensing and acquiring differentiated drugs, and expertise in clinical development have generated a robust, diversified and growing pipeline of product candidates in advanced-stage Phase 2 and Phase 3 studies. More information on Spectrum is available at www.sppirx.com.

About BELEODAQ®

Beleodaq is a histone deacetylase (HDAC) inhibitor. HDACs catalyze the removal of acetyl groups from the lysine residues of histones and some non-histone proteins. In vitro, belinostat caused the accumulation of acetylated histones and other proteins, inducing cell cycle arrest and/or apoptosis of some transformed cells. Belinostat shows preferential cytotoxicity towards tumor cells compared to normal cells. Belinostat inhibited the enzymatic activity of histone deacetylases at nanomolar concentrations (<250 nM).

Please see Beleodaq Full Prescribing Information at www.beleodaq.com.

Indications and Usage

Beleodaq is a histone deacetylase inhibitor indicated for the treatment of patients with relapsed or refractory peripheral T-cell lymphoma (PTCL). This indication is approved under accelerated approval based on tumor response rate and duration of response. An improvement in survival or disease-related symptoms has not been established. Continued approval for this indication may be contingent upon verification and description of clinical benefit in the confirmatory trial.

Important Beleodaq Safety Information

Warnings and Precautions

•	Beleodaq can cause thrombocytopenia, leukopenia (neutropenia and lymphopenia), and/or anemia; monitor blood counts weekly during treatment, and modify dosage as necessary.

•	Serious and sometimes fatal infections, including pneumonia and sepsis, have occurred with Beleodaq. Do not administer Beleodaq to patients with an active infection. Patients with a history of extensive or intensive chemotherapy may be at higher risk of life threatening infections.

•	Beleodaq can cause fatal hepatotoxicity and liver function test abnormalities. Monitor liver function tests before treatment and before the start of each cycle. Interrupt or adjust dosage until recovery, or permanently discontinue Beleodaq based on the severity of the hepatic toxicity.

•	Tumor lysis syndrome has occurred in Beleodaq-treated patients in the clinical trial of patients with relapsed or refractory PTCL. Monitor patients with advanced stage disease and/or high tumor burden and take appropriate precautions.

•	Nausea, vomiting and diarrhea occur with Beleodaq and may require the use of antiemetic and antidiarrheal medications.

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI

•	Beleodaq can cause fetal harm when administered to a pregnant woman. Women of childbearing potential should be advised to avoid pregnancy while receiving Beleodaq. If this drug is used during pregnancy, or if the patient becomes pregnant while taking this drug, the patient should be apprised of potential hazard to the fetus.

Adverse Reactions

•	The most common adverse reactions observed in the trial in patients with relapsed or refractory PTCL treated with Beleodaq were nausea (42%), fatigue (37%), pyrexia (35%), anemia (32%), and vomiting (29%).

•	Sixty-one patients (47.3%) experienced serious adverse reactions while taking Beleodaq or within 30 days after their last dose of Beleodaq.

Drug Interactions

•	Beleodaq is primarily metabolized by UGT1A1. Avoid concomitant administration of Beleodaq with strong inhibitors of UGT1A1.

Use in Specific Populations

•	It is not known whether Beleodaq is excreted in human milk. Because of the potential for serious adverse reactions in nursing infants from Beleodaq, a decision should be made whether to discontinue nursing or discontinue drug, taking into account the importance of the drug to the mother.

About Captisol-Enabled Melphalan

Captisol-enabled, PG-free melphalan is a novel intravenous formulation of melphalan being investigated for the multiple myeloma transplant setting, for which it has been granted an Orphan Drug Designation by the FDA. This formulation eliminates the use of propylene glycol, which has been reported to cause renal and cardiac side effects that limit the ability to deliver higher doses of therapeutic compounds. The use of the Captisol® technology to reformulate melphalan also improves its stability and is anticipated to allow for slower infusion rates and longer administration durations, potentially enabling clinicians to safely achieve a higher dose intensity for pre-transplant chemotherapy.

About Captisol®

Captisol is a patent-protected, chemically modified cyclodextrin with a structure designed to optimize the solubility and stability of drugs. Captisol was invented and initially developed by scientists in the laboratories of Dr. Valentino Stella at the University of Kansas’ Higuchi Biosciences Center for specific use in drug development and formulation. This unique technology has enabled seven FDA-approved products, including Onyx Pharmaceuticals’ Kyprolis®, Baxter International’s Nexterone® and Merck’s NOXAFIL IV. There are also more than 30 Captisol-enabled products currently in clinical development.

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI

Forward-looking statement — This press release may contain forward-looking statements regarding future events and the future performance of Spectrum Pharmaceuticals that involve risks and uncertainties that could cause actual results to differ materially. These statements are based on management’s current beliefs and expectations. These statements include, but are not limited to, statements that relate to our business and its future, including certain company milestones, Spectrum’s ability to identify, acquire, develop and commercialize a broad and diverse pipeline of late-stage clinical and commercial products, leveraging the expertise of partners and employees around the world to assist us in the execution of our strategy, and any statements that relate to the intent, belief, plans or expectations of Spectrum or its management, or that are not a statement of historical fact. Risks that could cause actual results to differ include the possibility that our existing and new drug candidates may not prove safe or effective, the possibility that our existing and new applications to the FDA and other regulatory agencies may not receive approval in a timely manner or at all, the possibility that our existing and new drug candidates, if approved, may not be more effective, safer or more cost efficient than competing drugs, the possibility that our efforts to acquire or in-license and develop additional drug candidates may fail, our lack of sustained revenue history, our limited marketing experience, our dependence on third parties for clinical trials, manufacturing, distribution and quality control and other risks that are described in further detail in the Company’s reports filed with the Securities and Exchange Commission. We do not plan to update any such forward-looking statements and expressly disclaim any duty to update the information contained in this press release except as required by law.

SPECTRUM PHARMACEUTICALS, INC.®, FUSILEV®, FOLOTYN®, ZEVALIN®, MARQIBO®, and BELEODAQ® are registered trademarks of Spectrum Pharmaceuticals, Inc and its affiliates. REDEFINING CANCER CARE™ and the Spectrum Pharmaceuticals logos are trademarks owned by Spectrum Pharmaceuticals, Inc. Any other trademarks are the property of their respective owners.

© 2014 Spectrum Pharmaceuticals, Inc. All Rights Reserved

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI

SPECTRUM PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues:
Product sales, net	$47,916	$41,439	$134,867	$102,998
License fees and service revenue	74	1,000	102	11,340

Total revenues	$47,990	$42,439	$134,969	$114,338

Operating costs and expenses:
Cost of product sales (excludes amortization and impairment of intangible assets)	6,530	8,221	18,964	22,271
Selling, general and administrative	24,125	29,003	72,927	73,601
Research and development	14,420	13,567	55,252	35,910
Amortization and impairment of intangible assets	7,042	4,935	17,763	14,829

Total operating costs and expenses	52,117	55,726	164,906	146,611

Loss from operations	(4,127)	(13,287)	(29,937)	(32,273)

Other expense:
Interest expense	(2,361)	(628)	(6,404)	(1,542)
Change in fair value of contingent consideration related to acquisitions	(181)	—	(1,910)	—
Other expense	(1,393)	1,370	(2,238)	804

Total other expense	(3,935)	742	(10,552)	(738)

Loss before income taxes	(8,062)	(12,545)	(40,489)	(33,011)
(Provision) benefit for income taxes	(3,477)	4,733	(2,254)	10,249

Net loss	$(11,539)	$(7,812)	$(42,743)	$(22,762)

Net loss per share:
Basic and diluted	$(0.18)	$(0.13)	$(0.66)	$(0.38)

Weighted average shares outstanding:
Basic and diluted	64,765,072	61,903,242	64,369,466	60,013,842

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI

SPECTRUM PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and par value amounts)

(Unaudited)

	September 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$144,234	$156,306
Marketable securities	3,306	3,471
Accounts receivable, net of allowance for doubtful accounts of $200 and $206, respectively	60,085	49,483
Other receivables	9,348	7,539
Inventories	9,943	13,519
Prepaid expenses and other current assets	4,505	3,213
Deferred tax assets	138	1,659

Total current assets	231,559	235,190
Property and equipment, net of accumulated depreciation	1,414	1,535
Intangible assets, net of accumulated amortization	237,244	231,352
Goodwill	18,295	18,501
Other assets	21,156	12,577

Total assets	$509,668	$499,155

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$101,801	$79,837
Accrued payroll and benefits	6,863	6,872
Deferred revenue	1,090	156
Drug development liability	3,119	3,119

Total current liabilities	112,873	89,984
Drug development liability, less current portion	13,283	14,623
Deferred revenue, less current portion	8,869	—
Acquisition-related contingent obligations	10,239	8,329
Deferred tax liability	6,989	7,168
Other long-term liabilities	5,787	5,965
Convertible senior notes	95,036	91,480

Total liabilities	253,076	217,549
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized:
Series B junior participating preferred stock, $0.001 par value; 1,500,000 shares authorized; no shares issued and outstanding	—	—
Series E Convertible Voting Preferred Stock, $0.001 par value and $10,000 stated value; 2,000 shares authorized; 20 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively (convertible into 40,000 shares of common stock, with aggregate liquidation value of $240)	123	123
Common stock, $0.001 par value; 175,000,000 shares authorized; 65,743,230 and 64,104,173 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	66	64
Additional paid-in capital	535,645	518,144
Accumulated other comprehensive income	1,120	894
Accumulated deficit	(280,362)	(237,619)

Total stockholders’ equity	256,592	281,606

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$509,668	$499,155

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI

Non-GAAP Financial Measures

In this press release, Spectrum reports certain historical and expected non-GAAP results. Non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measure in the tables of this press release and the accompanying footnotes. The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with generally accepted accounting principles (GAAP). The non-GAAP financial measures presented exclude the items summarized in the below table. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results and that these items are not indicative of the Company’s on-going core operating performance.

Management uses non-GAAP net income (loss) in its evaluation of the Company’s core after-tax results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. Management believes that providing these non-GAAP financial measures allows investors to view the Company’s financial results in the way that management views the financial results.

The non-GAAP financial measures presented herein have certain limitations in that they do not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the Company may be different from the non-GAAP financial measures used by other companies.

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI

SPECTRUM PHARMACEUTICALS, INC.

Condensed Consolidated Statements of Operations and Reconciliation of Non-GAAP Adjustments

(In thousands, except share and per share data)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
GAAP product sales & license and contract revenue	$47,990	$42,439	$134,969	$114,338
Non GAAP adjustments to product sales & license and contract revenue:	—	—	—	(7,608)

Total adjustments to product sales & license and contract revenues	—	—	—	(7,608)
Non-GAAP product sales & license and contract revenue	47,990	42,439	134,969	106,730

GAAP cost of product sales	6,530	8,221	18,964	22,271
Non-GAAP adjustments to cost of product sales	—	—	—	—

Non-GAAP cost of product sales	6,530	8,221	18,964	22,271

GAAP selling, general and administrative expenses	24,125	29,003	72,927	73,601
Non GAAP adjustments to SG&A:
Stock-based compensation	(2,653)	(2,708)	(7,223)	(7,510)
Shareholder lawsuit	(104)	(912)	(1,367)	(1,491)
Talon acquisition legal & professional fees	—	(2,690)	—	(3,376)
Reduction of Staff	—	(1,972)	—	(1,972)
Loan modification expense	—	(183)	—	(183)
Depreciation expense	(56)	(23)	(874)	(73)

Total adjustments to SG&A	(2,813)	(8,488)	(9,464)	(14,605)
Non-GAAP selling, general and administrative	21,312	20,515	63,463	58,996

GAAP research and development	14,420	13,567	55,252	35,910
Non-GAAP adjustments to R&D:
Stock-based compensation	(411)	(283)	(1,366)	(1,152)
Depreciation expense	(10)	(76)	(58)	(891)
TopoTarget milestone payment & stock issuance	—	—	(17,790)	—
Reduction in staff	—	(708)	—	(708)
Talon acquisition fees	—	(663)	—	(663)
Amendment of Mundipharma agreement resulting in write off of deferred payment contingency	—	—	—	2,431
Non-recurring payment related to co-development agreement	—	—	—	(1,100)

Total adjustments to R&D	(421)	(1,730)	(19,214)	(2,083)
Non-GAAP research and development	13,999	11,837	36,038	33,827

GAAP amortization of purchased intangibles	7,042	4,935	17,763	14,829
Non-GAAP adjustments to purchased intangibles:
Amortization	(7,042)	(4,935)	(17,763)	(14,829)

Total adjustments to amortization of purchased intangibles	(7,042)	(4,935)	(17,763)	(14,829)
Non-GAAP amortization of purchased intangibles	—	—	—	—

GAAP income from operations	(4,127)	(13,287)	(29,937)	(32,273)
Non-GAAP adjustments to income from operations	10,276	15,153	46,441	23,908

Non-GAAP income from operations	6,149	1,866	16,504	(8,365)

GAAP other expense, net	(3,935)	742	(10,552)	(738)
Non-GAAP adjustments to other expense
Realized gain on TopoTarget shares	(2,217)	—	(2,219)	—
Loss on foreign currency exchange	3,863	—	4,469	—
Market-to-market of contingent consideration	181	—	1,910	—
Accretion of discount on 2018 Convertible Notes	1,224	—	3,556	—

Total adjustments to other expense, net	3,051	—	7,716	—

Non-GAAP other expense, net	(884)	742	(2,836)	(738)

GAAP (provision)/benefit for income taxes	(3,477)	4,733	(2,254)	10,249
Adjustment to (provision)/benefit for income taxes	3,477	(5,675)	2,254	(7,136)

Non-GAAP provision for income taxes	—	(942)	—	3,113

GAAP net loss	(11,539)	(7,812)	(42,743)	(22,762)
Non-GAAP adjustments	16,804	9,478	56,411	16,772

Non-GAAP net income	5,265	1,666	13,668	(5,990)

Non-GAAP income per share:
Basic	$0.08	$0.03	$0.21	$(0.10)

Diluted	$0.08	$0.03	$0.21	$(0.10)

Weighted average shares outstanding:
Basic	64,765,072	61,903,242	64,369,466	60,013,842

Diluted	64,765,072	66,002,530	64,369,466	60,013,842

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI